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                              DISCOVERY ZONE, INC.




                             ----------------------

                                WARRANT AGREEMENT

                             ----------------------


                            Dated as of July 17, 1998



                              Warrants to Purchase
               Shares of Common Stock, Par Value $.00017 Per Share


                                 Relating to the
                            Series B Preferred Units












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                                TABLE OF CONTENTS
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                                    ARTICLE I

                     ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES


SECTION 1.1.    Issuance of Warrants.................................................-1-
SECTION 1.2.    Form of Warrant Certificates.........................................-2-
SECTION 1.3.    Execution of Warrant Certificates....................................-2-
SECTION 1.4.    Appointment of Warrant Agent.........................................-2-
SECTION 1.5.    Authentications and Delivery.........................................-3-
SECTION 1.6.    Temporary Warrant Certificates.......................................-3-
SECTION 1.7.    Separation of Warrants and Series B Preferred Stock.  ...............-4-
SECTION 1.8.    Registrar and Warrant Register.......................................-4-
SECTION 1.9.    Registration of Transfers and Exchanges..............................-4-
SECTION 1.10.   Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates..-12-
SECTION 1.11.   Offices for Exercise, etc...........................................-13-

                                    ARTICLE II

                 DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE


SECTION 2.1.    Duration of Warrants................................................-13-
SECTION 2.2.    Exercise, Exercise Price, Settlement and Delivery...................-13-
SECTION 2.3.    Cancellation of Warrant Certificates................................-16-

                                    ARTICLE III

                           OTHER PROVISIONS RELATING TO
                           RIGHTS OF HOLDERS OF WARRANTS


SECTION 3.1.    Enforcement of Rights...............................................-16-
SECTION 3.2.    Tag-Along Rights....................................................-17-
SECTION 3.3.    Exchange Rights of Holders..........................................-19-
SECTION 3.4.    Repurchase Right....................................................-19-

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                                        i

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                                   ARTICLE IV

                        CERTAIN COVENANTS OF THE COMPANY-


SECTION 4.1.    Payment of Taxes....................................................-21-
SECTION 4.2.    Notice of Expiration Date...........................................-22-
SECTION 4.3.    Reservation of Common Stock.........................................-22-
SECTION 4.4.    Warrant Shares to be Duly Authorized and Issued, Fully Paid
                and Nonassessable...................................................-22-
SECTION 4.5.    Reports.............................................................-22-
SECTION 4.6.    Private Placement Numbers...........................................-23-
SECTION 4.7.    Right of Action.....................................................-23-
SECTION 4.8.    Survival............................................................-23-

                                     ARTICLE V

                                    ADJUSTMENTS


SECTION 5.1.    Adjustment of Exercise Price and Number of Warrant
                Shares Issuable.....................................................-23-
SECTION 5.2.    Fractional Interest.................................................-31-
SECTION 5.3.    When Adjustment Not Required........................................-31-
SECTION 5.4.    Treasury Stock......................................................-32-
SECTION 5.5.    Notices to Warrant Agent and Holders................................-32-


                                    ARTICLE VI

                           CONCERNING THE WARRANT AGENT


SECTION 6.1.    Warrant Agent.......................................................-33-
SECTION 6.2.    Conditions of Warrant Agent's Obligations...........................-33-
SECTION 6.3.    Resignation and Appointment of Successor............................-37-

                                    ARTICLE VII

                                   MISCELLANEOUS


SECTION 7.1.    Defined Terms.......................................................-38-
SECTION 7.2.    Amendment...........................................................-41-
SECTION 7.3.    Notices and Demands to the Company and Warrant Agent................-42-

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                                       ii

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

SECTION 7.4.    Address for Notices to the Company and for Transmission
                of Documents........................................................-42-
SECTION 7.5.    Notices to Holders..................................................-43-
SECTION 7.6.    Applicable Law......................................................-43-
SECTION 7.7.    Obtaining of Governmental Approvals.................................-43-
SECTION 7.8.    Persons Having Rights Under Agreement...............................-43-
SECTION 7.9.    Headings............................................................-43-
SECTION 7.10.   Counterparts........................................................-43-
SECTION 7.11.   Inspection of Warrant Agreement.....................................-44-
SECTION 7.12.   Successors..........................................................-44-


                                           EXHIBITS

EXHIBIT A       FORM OF WARRANT CERTIFICATE.........................................A-1

EXHIBIT B       CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                OR REGISTRATION OF TRANSFER OF WARRANTS.............................B-1

EXHIBIT C       TRANSFEREE LETTER OF REPRESENTATION.................................C-1

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                                       iii

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                                WARRANT AGREEMENT

               THIS WARRANT AGREEMENT ("Warrant Agreement"), dated as of July 17, 1998 is executed and delivered by Discovery Zone, Inc., a Delaware corporation (together with any successor thereto, the "Company") and Firstar Bank of Minnesota, N.A., as warrant agent (together with any successor warrant agent, the "Warrant Agent"), for the benefit of the holders (the "Holders") from time to time of the Warrant Certificates (as hereinafter defined).

               WHEREAS, the Company has entered into a purchase agreement dated as of July 13, 1998 (the "Series B Preferred Unit Purchase Agreement") with Birch Acquisition L.L.C. ("Birch"), DZ Investors L.L.C. ("DZ Investors") and Jefferies & Company, Inc. ("Jefferies" and, together with Birch and DZ Investors, the "Purchasers"), pursuant to which the Company has agreed, among other things, to sell to Birch, DZ Investors and Jefferies, 200 units, 100 units and 40 units, respectively (collectively, the "Series B Preferred Units"), each consisting of (i) 1,000 shares of 14 1/2 % Series B Junior Cumulative Preferred Stock, par value $.01 per share, liquidation preference $25.00 per share (the "Series B Preferred Stock") of the Company and (ii) one detachable warrant (each a "Warrant" and, collectively, the " Warrants" and the certificates evidencing the Warrants being hereinafter referred to as the "Warrant Certificates") to initially purchase 2,131,667.4631 shares of the Company's Class A Voting Common Stock, $.00017 par value per share (the "Common Stock") at an initial exercise price of $.00017 per share, subject to adjustment in accordance with the terms hereof.

               WHEREAS, the Warrants shall be separately transferable from the Series B Preferred Stock on and after the Separation Date (as hereinafter defined); and

               NOW, THEREFORE, in consideration of the purchase of the Series B Preferred Units by each Purchaser and for other valuable consideration, the adequacy and receipt of which is hereby acknowledged, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders, the parties hereto agree as follows:


                                    ARTICLE I

                     ISSUANCE, FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

               SECTION 1.1. Issuance of Warrants. Each Warrant Certificate shall, when countersigned by the Warrant Agent, evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such Holder) 2,131,667.4631 fully paid and non-assessable shares of Common Stock (the shares of Common Stock purchasable upon exercise of a Warrant being hereinafter referred to as the "Warrant Shares" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in
Article V) at the price specified herein and therein, in each case subject to adjustment as provided herein and therein.

               SECTION 1.2. Form of Warrant Certificates. The Warrant Certificates will initially be issued either in global form (the "Global Warrants") or in registered form as definitive Warrant certificates (the "Definitive Warrants"). The Warrant Certificates evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Warrant Agreement shall be substantially in the form set forth in Exhibit A attached hereto, dated the date on which countersigned. Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and Depositary (as defined) in accordance with instructions given by the Holder thereof. The Depository Trust Company ("DTC"), a New York corporation, shall act as the depository with respect to the Global Warrants (the "Depositary") until a successor shall be appointed by the Company. Upon written request, a Holder may receive from the Warrant Agent Definitive Warrants as set forth in Section 1.9 hereof.

               SECTION 1.3. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its President or any Vice President and attested to by its Secretary or Assistant Secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

               In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Warrant Agreement any such person was not such an officer.

               SECTION 1.4. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

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               SECTION 1.5. Authentications and Delivery. Subject to the
immediately following paragraph of this Section 1.5, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.8 hereof).

               Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by its President or any Vice President and attested to by its Secretary or Assistant Secretary and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or Definitive Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.3 hereof, to authenticate the Warrant Certificates and deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

               In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Warrant Agreement any such person is not an authorized signatory.

               The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

               SECTION 1.6. Temporary Warrant Certificates. Pending the preparation of the definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

               If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for the purpose pursuant to Section 1.11 hereof. Subject

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to the provisions of Section 4.1 hereof, such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the Holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Warrant Agreement as a Holder of a definitive Warrant Certificate.

               SECTION 1.7. Separation of Warrants and Series B Preferred Stock. The Warrants will be separately transferable from the Series B Preferred Stock on July 17, 1998 (the "Separation Date").

               SECTION 1.8. Registrar and Warrant Register. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each Person designated by the Company from time to time as a Person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "Registrar". Initially, Firstar Bank of Minnesota, N.A. shall act as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

               The Company will at all times designate one Person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the Holders (the "Warrant Register"). The Company will act as such repository unless and until some other Person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

               SECTION 1.9.         Registration of Transfers and Exchanges.

               (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

                      (i) to register the transfer of the Definitive Warrants;
               or

                      (ii) to exchange such Definitive Warrants for an equal
               number of Definitive Warrants, the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this
               Section 1.9 for such transactions are met; provided, however, that the

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               Definitive Warrants presented or surrendered for registration of transfer or exchange:

                      (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or by its attorney, duly authorized in writing and

                      (y) in the case of Warrants the offer and sale of which has not been registered under the Securities Act, and are presented for transfer or exchange prior to
                             (x) the date which is two years after the later of the date of original issue (the "Issue Date") and the last date on which the Company or any affiliate of the Company was the owner of such Warrant, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                             (A) if such Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                             (B) if such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

                             (C) if such Warrant is being transferred to an institutional "accredited investor" within the meaning of subparagraph
                                       (a)(1), (a)(2), (a)(3) or (a)(7) of Rule
                                       501 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a letter of representation from the transferee in substantially the form of Exhibit C hereto and an opinion of counsel reasonably acceptable to the Company to

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                                       the effect that such transfer is in
                                       compliance with the Securities Act; or

                             (D) if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

               (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be transferred for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

                      (i) certification, substantially in the form of Exhibit B
               hereto, that such Definitive Warrant is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                      (ii) written instructions directing the Warrant Agent to
               make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant;

then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall authenticate a new Global Warrant in the appropriate amount.

               (c) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 1.9 and the procedures of the Depositary therefor.

               (d) Transfer of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

                      (i) Any Person having a beneficial interest in a Global
               Warrant may upon request transfer such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee

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               on behalf of any Person having a beneficial interest in a Global
               Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

                             (A)    if such beneficial interest is being
                                    transferred to the Person designated by the Depositary as being the beneficial owner, a certificate from such Person to that effect (in substantially the form of Exhibit B hereto); or

                             (B)    if such beneficial interest is being
                                    transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit B hereto); or

                             (C)    if such beneficial interest is being
                                    transferred to an institutional "accredited investor" within the meaning of subparagraph
                                    (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501
                                    under the Securities Act, delivery of a
                                    certification to that effect (in
                                    substantially the form of Exhibit B hereto), a letter of representation from the transferee in substantially the form of Exhibit C hereto and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; or

                             (D)    if such beneficial interest is being
                                    transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, then the aggregate amount of the Global Warrant will be reduced by the Depositary or its custodian and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate (as hereinafter defined), the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

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                      (ii) Definitive Warrants issued in exchange for a
               beneficial interest in a Global Warrant pursuant to Section 1.8(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrant to the Persons in whose names such Warrants are so registered.

               (e) Restrictions on Transfer and Exchange of Global Warrants. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in Section 1.9(f)), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               (f) Authentication of Definitive Warrants in Absence of Depositary. If at any time:

                      (i) the Depositary for the Warrants notifies the Company
               that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice or

                      (ii) the Company, at its sole discretion, notifies the
               Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate signed by two duly authorized officers of the Company (one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate") requesting the authentication and delivery of Definitive Warrants, will authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

               (g)    Legends.

                      (i) Except to the extent permitted by paragraph (ii) of
               this Section 1.9(g), each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE

REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE LAST DATE ON WHICH DISCOVERY ZONE, INC. ("THE COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE (OR ANY PREDECESSOR OF SUCH WARRANTS OR WARRANT CERTIFICATE) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, AN ASSIGNMENT IN THE FORM APPEARING ON THE OTHER SIDE OF THIS WARRANT CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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THIS SECURITY IS SUBJECT TO A SERIES B PREFERRED UNIT PURCHASE AGREEMENT DATED
AS OF JULY 13, 1998 AMONG THE COMPANY, BIRCH ACQUISITION L.L.C., DZ HOLDINGS L.L.C. AND JEFFERIES & COMPANY, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

               Each Warrant Certificate (other than Warrant Certificate issued to DZ Investors in connection with their purchase of Series B Preferred Units) issued prior to the date on which all principal of and interest on the Company's 13 1/2 % Senior Collateralized Notes due 2002 (the "Notes") have been paid in full, shall also bear the following legend on the face thereof:

PRIOR TO THE DATE ON WHICH THE STOCKHOLDER'S AGREEMENT (AS DEFINED BELOW) IS TERMINATED, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE EXERCISED FOR SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $.00017 PER SHARE ("COMMON STOCK") UNLESS THE HOLDER THEREOF HAS EXECUTED A COUNTERPART OF THE STOCKHOLDERS' AGREEMENT DATED AS OF JULY 17, 1998, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY, FIRSTAR BANK OF MINNESOTA, N.A., AS TRUSTEE WITH RESPECT TO THE COMPANY'S 13 1/2% SENIOR COLLATERALIZED NOTES DUE 2002, AND CERTAIN HOLDERS OF THE COMPANY'S COMMON STOCK, A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY. ANY PURPORTED EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE WITHOUT COMPLIANCE WITH THE ABOVE REQUIREMENTS SHALL BE VOID.

               To the extent a Warrant Certificate evidences a Global Warrant, such Warrant Certificate shall also bear the legend with respect thereto substantially in the form set forth on Exhibit A hereto.

                      (ii) Upon any sale or transfer of a Warrant pursuant to
               Rule 144 under the Securities Act in accordance with this Section
               1.9 or an effective registration statement under the Securities Act;

                             (A)    in the case of any Warrant that is a
                                    Definitive Warrant, the Warrant Agent shall permit the Holder thereof to exchange such Warrant for a Definitive Warrant that does not bear the legend set forth above and rescind any related restriction on the transfer of such Warrant; and

                             (B) any such Warrant represented by a Global Warrant shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 1.9(c) hereof); provided, however, that with respect to any request for an exchange of a Warrant that is represented by a Global Warrant for a Definitive Warrant that does not bear the legend set forth above, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing to the Warrant Agent that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form of Exhibit B hereto).

               (h) Cancellation and/or Adjustment of a Global Warrant. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent or the Depositary to reflect such reduction.

               (i) Obligations with Respect to Transfers and Exchanges of Definitive Warrants.

                      (i) To permit registrations of transfers and exchanges,
               the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Definitive Warrants and Global Warrants.

                      (ii) All Definitive Warrants and Global Warrants issued
               upon any registration of transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

                      (iii) Prior to due presentment for registration of
               transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

               (j) Payment of Taxes. The Company or the Warrant Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or transfer pursuant to this Section 1.9.

               (k) Other Limitations. Without limiting any other provisions set forth herein regarding transfers of Warrants, if a Holder is a Regulated Entity (as defined below), such Holder may transfer Warrants only under the following circumstances: (i) in a widely distributed public offering; (ii) in a transfer pursuant to Rule 144 under the Securities Act of 1933, as amended, or any similar rule then in force; (iii) in a transfer constituting two percent or less (or such greater amount determined in accordance with clause (vii) below) of the outstanding shares of the

Common Stock (assuming that any outstanding shares of the Company's Class B Non-Voting Common Stock, par value $.00017 per share (the "Non-Voting Common Stock"), and all outstanding shares of the Company's Series A Convertible Preferred Stock (the "Convertible Preferred Stock") were converted into shares of Common Stock); (iv) in a transfer to a Person if such Person already owns or has negotiated to purchase at least a majority of the outstanding shares of Common Stock (assuming all outstanding shares of the Company's Non-Voting Common Stock and Convertible Preferred Stock were converted into shares of Common Stock); (v) in a transfer to the Company; (vi) in a transfer to an affiliate of such Holder or to any other Regulated Entity; or (vii) in any method of transfer determined by the Regulated Entity to be permissible under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and any other applicable banking regulations. "Regulated Entity" means (i) any entity that is a "bank holding company" (as defined in Section 2(a) of the BHC Act) or any non-bank subsidiary of such an entity and (ii) any entity, that pursuant to Section 8(a) of the International Banking Act of 1978, as amended, is subject to the provisions of the BHC Act or any non-bank subsidiary of such an entity.

               SECTION 1.10. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 1.10, the Company may require the payment from the Holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 1.10 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.10 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

               The Warrant Agent is hereby authorized to authenticate and deliver the new Warrant Certificates required pursuant to the provisions of this
Section 1.10.

               SECTION 1.11. Offices for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the continental United States: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.6 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Warrant Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the corporate trust office of the Warrant Agent in New York, New York (the "Warrant Agent Office"), as the initial agency maintained for each such purpose.


                                   ARTICLE II

                DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

               SECTION 2.1. Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time on August 1, 2007 (the "Expiration Date"). Each Warrant may be exercised on any Business Day (as hereinafter defined) on or after the Exercisability Date (as hereinafter defined) and on or prior to the Expiration Date.

               Any Warrant not exercised before the close of business on the Expiration Date relating to such Warrant shall become void, and all rights of the Holder under the Warrant Certificate evidencing such Warrant and under this Warrant Agreement shall cease.

               SECTION 2.2. Exercise, Exercise Price, Settlement and Delivery.

               (a) Subject to the provisions of this Warrant Agreement, each Warrant Holder shall have the right to purchase from the Company on or after the Separation Date (the "Exercisability Date") and on or prior to the Expiration Date, up to 2,131,667.4631 fully paid and non-assessable Warrant Shares per each Warrant such Holder owns, subject to adjustment in accordance with Article V hereof, at the initial purchase price of $.00017 for each Warrant Share purchased, subject to adjustment in accordance with Article V hereof (the "Exercise Price").

               (b) Warrants may be exercised, in whole or in part, on or after the Exercisability Date by (i) surrendering at any Warrant Agent office the Warrant Certificate evidencing such Warrants with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, (ii) paying in full the Exercise Price for each such Warrant Share purchased and any other amounts required to be paid pursuant to Section 4.1 hereof and (iii) other than with respect to the Warrants acquired by DZ Investors in connection with its purchase of the Series B Preferred Units, if such Warrant is being exercised prior to the date on which the Stockholders' Agreement (as defined below) is terminated, executing a counterpart of the Stockholders' Agreement by and among the Company, the Trustee and certain holders of the Company's Common Stock and Non-Voting Common Stock in substantially the form attached hereto as Exhibit D (the "Stockholders' Agreement").

               (c) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company, delivered to the office or agency where the Warrant Certificate is being surrendered; or (ii) by delivery of Warrant Certificates pursuant to Section 2.2(d); or (iii) by the surrender to the Company for cancellation of shares of Series B Preferred Stock with an aggregate liquidation preference together with accumulated and unpaid dividends thereon (whether or not declared) equal to the aggregate Exercise Price for all Warrant Shares issuable upon exercise of such Warrant. Subject to the provisions of this Warrant Agreement, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part.

               (d) In the event that any Holder of Warrant Certificates delivers such Warrant Certificates to the Company and indicates on the Election to Exercise that such Holder intends to exercise all, or any portion of, the Warrants represented by such Warrant Certificate to satisfy its obligation to pay the Exercise Price in respect thereof by virtue of the provisions of this
Section 2.2(d), such Holder shall become entitled to receive, instead of the number of Warrant Shares such Holder would have received had the Exercise Price been paid in cash pursuant to Section 2.2(c), a number of Warrant Shares in respect of the exercises of such Warrants equal to the product of:

                      (A) the number of Warrant Shares issuable upon such
               exercise of such Warrant Certificates (or, if only a portion of such Warrant Certificates are being exercised, issuable upon the exercise of such portion) multiplied by

                      (B) the quotient of:

                             (i)    the difference of:

                                    (X) the per share Fair Market Value of the
                             Common Stock at the time of such exercise; minus

                                    (Y) the Exercise Price at the time of such
                             exercise; divided by

                             (ii) the per share Fair Market Value of the Common Stock at the time of such exercise.

        For purposes of Rule 144 and Rule 144A under the Securities Act, the Company and the Warrant Agent, on behalf of the Holders, hereby agree that the exercise of any Warrants in accordance with this Section 2.2(d) shall be deemed to be a conversion of such Warrants, pursuant to the terms of this Warrant Agreement and the Warrants, into Warrant Shares.

               (e) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Agent Office, such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.2 are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.2 are received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.2 are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

               (f) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall: (i) cause an amount equal to the Exercise Price, whether in cash, Warrant Certificates or shares of Series B Preferred Stock, to be delivered or paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) in the case of a payment of the Exercise Price in cash, advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; (iii) in the case of a payment of the Exercise Price in Warrant Certificates or shares of Series B Preferred Stock, advise the Company immediately by telephone of the number of Warrant Certificates or the aggregate liquidation preference and accumulated and unpaid dividends thereon (whether or not declared) of shares of Series B Preferred Stock to be surrendered and promptly confirm such telephone advice in writing; and (iv) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement and the Warrant Certificates, the instructions of each exercising Holder with respect to delivery of the Warrant Shares to which such Holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

               (g) Subject to Section 5.2 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered Holder evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. The Warrant Agent shall have no obligation to ascertain the number of Warrant Shares to be issued with respect to the exercised Warrant or Warrants. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any Persons who are designated to be named therein shall be deemed to have become the Holder of record of such Warrant Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered Holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to the Company's written instruction, evidencing the number of Warrants, if any, remaining unexercised (unless such Warrants shall have expired).

               SECTION 2.3. Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall deliver all shares of Series B Preferred Stock properly surrendered for exercise to the Company for cancellation. The Warrant Agent shall destroy canceled Warrant Certificates held by it and deliver a certificate of destruction to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all money received, and deliver to the Company all shares of Series B Preferred Stock received, by the Warrant Agent for the purchase of Warrant Shares through the exercise of such Warrants.


                                   ARTICLE III

                          OTHER PROVISIONS RELATING TO
                          RIGHTS OF HOLDERS OF WARRANTS

               SECTION 3.1. Enforcement of Rights.
                            ---------------------

               (a) Notwithstanding any of the other provisions of this Warrant Agreement, any Holder of Warrant Certificates or holder of Warrant Shares, without the consent of the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, its right to exercise the Warrant or Warrants evidenced by its Warrant Certificate as provided in such Warrant Certificate and in this Warrant Agreement.

               (b) Neither the Warrants nor any Warrant Certificate shall entitle the Holders thereof to any of the rights of a holder of Common Stock, including, without limitation, as applicable, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs or any other matter, or any rights whatsoever as stockholders of the Company.

               SECTION 3.2. Tag-Along Rights. From and after the Issue Date until the later of (A) the date of completion of a Public Equity Offering and
(B) the date on which the Common Stock is listed for trading on a national securities exchange or is authorized for trading on any tier of the NASDAQ National Market System (the "Tag-Along Period"), with respect to any proposed sale, exchange, transfer or other disposition (collectively, a "Proposed Transfer") of shares of Common Stock or Non-Voting Common Stock by Birch Holdings L.L.C., Birch Acquisition L.L.C. or any of their Related Parties (any such Persons being hereinafter referred to as a "Transferor") to a Person, other than an Affiliate of Birch Holdings L.L.C. or Birch Acquisition L.L.C. (such other Person being hereafter referred to as the "proposed purchaser"), each Holder and each holder of Warrant Shares (individually, a "Tag Along Investor" and, collectively, the "Tag-Along Investors") shall have the right (the "Tag-Along Right") to require the Transferor, prior to consummation of the Proposed Transfer, to include in the Proposed Transfer, on the same terms and at the same price, up to the number of whole Warrant Shares owned by each such Tag-Along Investor, or Warrants owned by each such Tag-Along Investor which are exercisable for up to the number of whole Warrant Shares (provided that any Tag-Along Investor electing to require the proposed Transferor to include Warrants in such Proposed Transfer shall pay to the Transferor the aggregate Exercise Price with respect to all such Warrants), equalling the sum of:

                      (i) the number derived by multiplying the total number of
               shares of Common Stock and Non-Voting Common Stock the Transferor proposes to transfer by a fraction, the numerator of which is the total number of Warrant Shares owned by such Tag-Along Investor, or which could then be acquired upon exercise of Warrants, by such Tag-Along Investor, and the denominator of which is the sum of (A) the total number of shares of Common Stock and Non-Voting Common Stock owned by the Transferor, plus (B) the total number of shares of Warrant Shares which are then outstanding, or which could then be acquired upon exercise of Warrants, owned by all Tag-Along Investors who delivered Tag-Along Notices (as defined in Section 3.2(b) herein); and

                      (ii) any additional Warrant Shares, if any, such Tag-Along
               Investor shall be entitled to transfer if any other Tag-Along Investor has not elected to exercise its Tag-Along Right hereunder (as determined pursuant to Section 3.2(c)).

               At all times during the Tag-Along Period, each of Birch Acquisition L.L.C., Birch Holdings, L.L.C. and their respective Related Parties and their respective successors (collectively, the "Birch Parties") will hold their respective shares of Common Stock and Non-Voting Common Stock subject to the Tag-Along Rights described herein, and their respective shares of Common Stock and Non-Voting Common Stock will bear a legend indicating that they are subject to the Tag-Along Rights described herein.

               (a) Notice of Proposed Transfer. The Transferor and the Company shall, not less than 20 nor more than 30 days prior to each Proposed Transfer, notify, or cause to be notified, the Warrant Agent, each Holder and each holder of Warrant Shares in writing (the "Sale Notice") of each such Proposed Transfer. Such Sale Notice shall set forth: (i) the name of the Transferor and the number of shares of Common Stock and Non-Voting Common Stock proposed to be transferred, (ii) the proposed amount and form of consideration of any type and character and terms and conditions of payment offered by such proposed purchaser to the proposed Transferor or any of its affiliates and (iii) that the proposed purchaser has been informed of the Tag-Along Right provided for in this Section
3.2 and has agreed to purchase shares of Common Stock and Non-Voting Common Stock (and Warrant Shares) in accordance with the terms hereof.

               (b) Exercise of Tag-Along Right. The Tag-Along Right may be exercised by any Tag-Along Investor by delivery of a written notice (the "Tag-Along Notice") to the Transferor along with delivery of a copy of the written notice to the Warrant Agent within 10 days following receipt by the Warrant Agent of the Sale Notice. The Tag-Along Notice shall state the amount of shares of Warrant Shares that such Tag-Along Investor proposes to include in such transfer to the proposed purchaser (as determined in this Section 3.2), plus the amount of additional Warrant Shares, if any, that such Tag-Along Investor would be willing to sell to the proposed purchaser in the event that any of the other Tag-Along Investors elect not to exercise their Tag-Along Rights in whole or in part.

               (c) Additional Warrant Shares. The maximum amount of additional Warrant Shares that each such Tag-Along Investor shall be entitled to sell, and the proposed Transferor shall be required to include in the Proposed Transfer, shall be determined by multiplying the total number of Warrant Shares, or Warrant Shares which could be acquired upon exercise of Warrants, that Tag-Along Investors could have elected to sell to the proposed purchaser but elected not to so sell (as indicated in the Tag-Along Notices), by a fraction, the numerator of which is the total number of Warrant Shares, or Warrant Shares which could be acquired upon exercise of Warrants, owned by such Tag-Along Investors electing to sell additional Warrant Shares and the denominator of which is the total number of Warrant Shares, or Warrant Shares which could be acquired upon exercise of Warrants, owned by all Tag-Along Investors who delivered Tag-Along Notices.

               (d) Limitations on Right of Transferor to Sell Common Stock and Non-Voting Common Stock. In the event that the proposed purchaser does not purchase Warrant Shares from the Tag-Along Investors on the same terms and conditions as specified in the Sale Notice, then the Transferor shall not be permitted to sell any shares of Common Stock or Non-Voting Common Stock to the proposed purchaser in the Proposed Transfer. If no Tag-Along Notice is received during the 10-day period referred to above (or if such Tag-Along Notices do not cover all the shares of Common Stock and Non-Voting Common Stock proposed to be transferred), the Transferor shall have the right, for a 45-day period after the expiration of the 10-day period referred to above, to transfer the shares of Common Stock and Non-Voting Common Stock specified in the Sale Notice (or the remaining shares of Common Stock and Non-Voting Common Stock) on terms and conditions no more favorable than those stated in the Tag-Along Notice and without regard to the Tag-Along Rights described in this Section 3.2.

               (e) Payment and Transfer of Warrant Shares. Any Warrant Shares purchased from Tag-Along Investors hereunder shall be paid for in cash, at the same price per share of Common Stock and Non-Voting Common Stock and upon the same terms and conditions as such proposed transfer by the Transferor, it being agreed, however, that (i) such terms and conditions do not include the making of any representations and warranties, indemnities or other agreements other than representations and warranties with respect to title of the Warrant Shares being sold and authority to sell such Warrant Shares and indemnities related thereto,
(ii) no Tag-Along Investor shall, pursuant to any representation, warranty, agreement or indemnity made in connection with a Proposed Transfer, be liable in an amount to exceed the net proceeds received by such Tag-Along Investor in the Proposed Transfer (without interest thereon) and (iii) no Tag- Along Investor shall, in connection with any Proposed Transfer, have any liability in respect of any representation, warranty, agreement or indemnity made by any other Tag-Along Investor in connection with a Proposed Transfer. All payments to be made to the Tag-Along Investors shall be made to the Warrant Agent on behalf of the Tag-Along Investors as directed in writing by the Warrant Agent. Notwithstanding any provision to the contrary in this Section 3.2, no Tag-Along Investor shall be required to surrender or deliver Warrant Shares (or Warrant Certificates representing Warrant Shares) to any Person (including, without limitation, the proposed purchaser) as a condition precedent to exercise of a Tag-Along Right hereunder; provided, however, that any such Tag-Along Investor electing to exercise any Tag-Along Right hereunder shall, promptly after consummation of a Proposed Transfer of Warrant Shares in accordance with this
Section 3.2(e), exercise all Warrants with respect to which a Tag-Along Right has been exercised and request that Warrant Certificates (representing Warrant Shares acquired upon exercise of such Warrants) be issued to such Tag-Along Investor in accordance with the provisions of Article II hereof.

               (f) Acknowledgment by Warrant Agent and the Company. The Company agrees not to effect any transfer of shares of Common Stock or Non-Voting Common Stock by any of the Birch Parties until the Company has received evidence reasonably satisfactory to it and the Warrant Agent that the terms and provisions of this Section 3.2 with respect to the exercise of any Tag-Along Right, if applicable to such transfer, have been complied with in all respects.

               SECTION 3.3. Exchange Rights of Holders. If either Birch Holdings L.L.C., Birch Acquisition L.L.C. or any of their respective Related Parties that are engaged primarily in the business of investing in equity securities of the Company shall consummate a public or private offering of shares of Common Stock or Non-Voting Common Stock or any security whether or not immediately convertible, exchangeable or exercisable into Common Stock or Non-Voting Common Stock, the Holders and the Holders shall have the right to convert the Warrants or Warrant Shares into such number of shares of common stock of Birch Holdings L.L.C., Birch Acquisition L.L.C. or such other entity, as the case may be, as have an equivalent Fair Market Value to the Fair Market Value of the number of Warrant Shares outstanding or issuable upon the exercise of outstanding Warrants as of the date of such offering, as determined by an Independent Financial Advisor.

               SECTION 3.4. Repurchase Right.

               (a) If (A) the Company, in a single transaction or series of related transactions, (i) sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the assets of the Company to any Person; (ii) consolidates or merges with or into another Person and the Company is not the surviving entity; or (iii) consolidates or merges with or into another Person and the Company is the surviving entity (a "Forward Merger") and (w) the shareholders of the Company immediately preceding such Forward Merger will not continue to own at least a majority of the outstanding shares of capital stock of the Company on a fully diluted basis following the consummation of such Forward Merger, (x) as a direct or indirect result of such Forward Merger, a Change of Control (as defined in the Indenture) shall have occurred,
(y) the net worth of the Company following the consummation of such Forward Merger shall not at least equal the net worth of the Company immediately preceding such Forward Merger, or (z) immediately following the consummation of such Forward Merger, the Company would not be permitted to incur any additional Indebtedness (as defined in the Indenture) pursuant to Section 4.12 of the Indenture, and (B) the consideration payable in respect of any event described in the immediately preceding clause (i), (ii) or (iii) does not consist solely of cash (any such event, hereinafter, a "Repurchase Event"), then the Company shall offer to repurchase (a "Repurchase Offer"), in accordance with the procedures set forth in this Section 3.4, all Warrants at the per share Fair Market Value of the Common Stock issuable upon exercise thereof, less the Exercise Price (the "Repurchase Price"). The Company shall, subject to the provisions described in this Section 3.4, be required to purchase all Warrants properly tendered pursuant to a Repurchase Offer and not withdrawn. Notwithstanding the foregoing, the provisions of this Section 3.4(a) shall not apply in the event of an internal reorganization involving only the Company and its wholly-owned subsidiaries pursuant to which the Company is the surviving entity.

               (b) The Repurchase Offer shall remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Repurchase Date (as hereinafter defined).

               (c) Not later than the 30th day following the occurrence of the Repurchase Event, the Company shall mail to the Warrant Agent and to each Holder a notice (the "Repurchase Notice") stating, among other things:

                      (1) that a Repurchase Event has occurred and that such Holder has the right to require the Company to repurchase such holder's Warrants, or portion thereof, at the Repurchase Price;

                      (2) any information regarding such Repurchase Event required to be furnished under applicable federal and state securities laws, rules and regulations;

                      (3) a purchase date (the "Repurchase Date"), which shall be on a Business Day and no earlier than 30 days nor later than 60 days after the occurrence of a Repurchase Event;

                      (4) that any Warrant, or portion thereof, not tendered or accepted for payment shall be subject to appropriate adjustment as required by Section 5 of this Warrant Agreement, and continue in full force and effect in accordance with this Warrant Agreement; and

                      (5) the instructions a Holder must follow in order to have Warrants repurchased in accordance with this Section 3.4.

               No failure of the Company to give the foregoing notice shall limit any right to any Holder right to exercise a repurchase right hereunder.

               (d) To exercise the repurchase right, the Holder must deliver, on or before the fifth calendar day prior to the Repurchase Date, written notice of the Company (or an agent designated by the Company for such purpose) of the exercise of such repurchase right, together with the Warrant Certificates with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that with respect to Warrants held of record by DTC, the Company or its designated agent may accept as tendered for repurchase pursuant to this Section 3.4 Warrants tendered by means of a book entry in accordance with the normal procedures of DTC.

               (e) On the Repurchase Date, the Company shall (i) accept for payment Warrants or portions thereof tendered pursuant to the Repurchase Notice,
(ii) if the Company appoints a depository or Paying Agent, deposit with such depository or Paying Agent money sufficient to pay the Repurchase Price of all Warrants or portions thereof so tendered and (iii) deliver to the Warrant Agent Warrants so accepted together with an Officers' Certificate stating the Warrants or portions thereof tendered to the Company. DTC, the Company or the Paying Agent, as the case may be, shall promptly mail to the Holders whose Warrants are so accepted payment in an amount equal to the Repurchase Price, and the Warrant Agent shall promptly authenticate and mail to Holders of Definitive Warrants new Definitive Warrants equal in principal amount to any unpurchased portion of the Definitive Warrant surrendered. The Company will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date. For purposes of this Section 3.4, the Warrant Agent shall act as the Paying Agent.

               (f) The Company, to the extent applicable and if required by law, will comply with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other federal and state securities laws, rules and regulations that may then be applicable to any offer by the Company to purchase the Warrants pursuant to the provisions of this Section 3.4.


                                   ARTICLE IV

                        CERTAIN COVENANTS OF THE COMPANY

               SECTION 4.1. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Warrant Shares upon the exercise of Warrants and all documentary stamp taxes attributable to the separation of the Warrants from the Series B Preferred Stock on the Separation Date; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered Holder surrendered upon the exercise of a Warrant. In any such case, the Company shall not be required to issue or deliver such Warrant Certificate or certificate for Warrant Shares unless or until the Person or Persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

               SECTION 4.2. Notice of Expiration Date. The Company will give notice of the Expiration Date to all Holders of the then outstanding Warrants, not less than 90 and not more than 120 days prior to the Expiration Date.

               SECTION 4.3. Reservation of Common Stock. The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder and all other rights, warrants or options exercisable into, and the conversion of all securities convertible into, Common Stock and Non-Voting Common Stock.

               SECTION 4.4. Warrant Shares to be Duly Authorized and Issued, Fully Paid and Nonassessable. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Warrant Shares delivered upon the exercise in full of any Warrants, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights in favor of any Person in respect of such issuance and free of any security interest, lien or other encumbrance of any kind or nature created by, arising out of actions of, the Company, any subsidiary or any affiliate of the Company.

               SECTION 4.5. Reports.

               (a) For so long as any Warrants are outstanding, the Company shall deliver to the Warrant Agent and mail to each Holder, within 15 days after the filing of the same with the Securities and Exchange Commission ("SEC"), copies of its quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

               (b) For so long as any Warrants are outstanding, if at any time the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, to the extent permitted, and distribute to the Warrant Agent and to each Holder copies of the quarterly and annual financial information that would have been required to be contained in a filing with the SEC on Forms 10-Q and 10-K and all current reports that would be required to be filed with the SEC on Form 8-K had the Company been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with generally accepted accounting principles. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operation." The financial and other information to be distributed to Holders shall be filed with the Warrant Agent and mailed to the Holders at their respective addresses appearing in the Warrant Register maintained by the Warrant Agent, within 120 days after the end of the Company's fiscal year and within 60 days after the end of each of the first three quarters of each such fiscal year. In addition, for so long as any Warrants are outstanding, the Company shall furnish to the Holders and to securities analysts and to prospective purchasers upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Company is required for an offer or sale of the Warrants under Rule 144A. From and after the date of effectiveness of any registration statement filed with the SEC with respect to the Warrants, the Company will file with the SEC such Forms 10-Q and 10-K and any other information required to be filed by it.

               SECTION 4.6. Private Placement Numbers. The Company covenants and agrees to obtain, and thereafter maintain, a private placement number in respect of the Warrants and a private placement number or CUSIP number, as appropriate, in respect of the Warrant Shares from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc.

               SECTION 4.7. Right of Action. All rights of action in respect of the Warrants are vested in the respective registered Holders of the Warrant Certificates, and any registered Holder of any Warrant Certificate, without the consent of the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Warrant Agreement.

               SECTION 4.8. Survival. The agreements of the Company contained in
Section 4.1 and Section 4.7 shall survive the exercise of and the expiration of the Warrants.

                                    ARTICLE V

                                   ADJUSTMENTS

               SECTION 5.1. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number and kind of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time as follows:

               (a) Stock Dividends, Subdivisions and Combinations. In case the Company shall hereafter (A) pay a dividend in shares of Common Stock or Non-Voting Common Stock or make a distribution in shares of Common Stock or Non-Voting Common Stock, (B) reclassify by subdivision its outstanding shares of Common Stock or Non-Voting Common Stock into a greater number of shares or (C) reclassify by combination its outstanding shares of Common Stock or Non-Voting Common Stock into a smaller number of shares, (i) the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of any Warrant Certificate thereafter exercised shall be entitled to receive the number of Warrant Shares which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and (ii) the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter. An adjustment made pursuant to this Section 5.1(a) shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 5.1(a), the Holder of any Warrant Certificate thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine, in its reasonable discretion, the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

               (b) Reclassification, Combinations, Mergers, etc. Subject to
Section 3.4, if (A) any capital reorganization, reclassification or change of outstanding shares of Common Stock or Non-Voting Common Stock (other than as set forth in Section 5.1(a) and other than a change in par value, or from par value to no par value, or from no par value to par value; provided that the Company shall not increase the par value of the Common Stock to exceed the Exercise Price), or (B) in case of any consolidation or merger of the Company with or into another corporation or other entity (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or Non-Voting Common Stock or other capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)) or (C) in case of any sale or conveyance to another corporation or other entity of all or substantially all of the assets of the Company shall be effected in such a way that the holders of Common Stock or Non-Voting Common Stock shall be entitled to receive shares of common stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock or Non-Voting Common Stock, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation or other entity, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of such Warrant Certificate then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and assets receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock or Non-Voting Common Stock that such holders would have been entitled to receive upon exercise of such Warrant had such Warrant been exercised immediately before such reclassification, reorganization, change, consolidation, merger, sale or conveyance that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V.

               For purposes of this Section 5.1(b), "shares of stock and other securities and property" receivable upon a reclassification, change, consolidation, merger, sale or conveyance shall include stock of any successor or acquiring corporation of any class which is not subject to redemption and shall also include any evidence of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, including any warrants or other rights to subscribe for or purchase any such stock. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an affiliate of the formed, surviving or transferee corporation or other entity, such issuer shall join in the supplemental warrant agreement.

               In case of any such reclassification, reorganization, merger, consolidation or dispositions of assets, the successor or acquiring corporation or other entity shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares into which each Warrant is exercisable, which shall be as nearly equivalent as practicable to the adjustments provided for in this Article V.

               (c) Issuances of Common Stock, Non-Voting Common Stock or Rights. In the event that the Company shall, at any time or from time to time after the date hereof, issue, sell distribute or otherwise grant (in any such case, a "Distribution") shares of Common Stock, Non-Voting Common Stock or Rights, whether or not such Rights are immediately exercisable, convertible or exchangeable, at a Consideration Per Share lower than the per share Fair Market Value of the Common Stock or the Non-Voting Common Stock on the date of such issuance or sale, or if the Company shall amend any of the provisions of any Rights, including, without limitation, a change in the purchase, conversion, exchange or exercise price per share of Common Stock or Non-Voting Common Stock, as the case may be, of any such Right, or the

Aggregate Consideration Receivable applicable to any such Right (other than under or by reason of provisions designed to protect against dilution upon an event which results in an adjustment pursuant to this Article V which is no less favorable to the Holder than such adjustment is to the holder of such Rights), then, immediately after the date of such issuance or sale,

                      (A) the number of Warrant Shares purchasable upon exercise of each Warrant shall be increased so that the Holders thereafter will be entitled to receive the number of Warrant Shares determined by multiplying:

                      (i) the number of shares of Common Stock or such Holders
               would have been entitled to receive immediately before the date of such issuance or sale had such Holders exercised their Warrants immediately prior thereto; by

                      (ii) a fraction, the numerator of which shall be the sum
               of: (X) the number of shares of Common Stock and Non-Voting Common Stock outstanding on such date plus (Y) the number of additional shares of Common Stock and Non-Voting Common Stock offered for subscription or purchase (or into which the Rights so offered are initially convertible or exchangeable or exercisable, as the case may be), and the denominator of which shall be the sum of: (X) the number of shares of Common Stock and Non-Voting Common Stock outstanding on such date plus (Y) the number of shares of Common Stock or Non-Voting Common Stock that the Aggregate Consideration Receivable would purchase at such per share Fair Market Value of the Common Stock on the date of such issuance or sale, and

                      (B) the Exercise Price in effect immediately after such Distribution shall be adjusted by multiplying the Exercise Price in effect immediately prior to such Distribution by the quotient of:

                      (i) the sum of: (A) the number of shares of Common Stock
               and Non-Voting Common Stock outstanding immediately prior to such Distribution; plus (B) the quotient of: (X) the Aggregate Consideration Receivable; divided by (Y) the per share Fair Market Value of the Common Stock or Non-Voting Common Stock; in each case immediately prior to such Distribution; divided by

                      (ii) the sum of: (A) the number of shares of Common Stock
               and Non-Voting Common Stock outstanding immediately prior to such Distribution; plus (B) the number of shares of Common Stock and Non-Voting Common Stock so issued or sold (or initially issuable pursuant to any Rights).

               No adjustment shall be made pursuant to subparagraph (A) above which would decrease the number of shares of Common Stock purchasable upon exercise of a Warrant. No adjustment shall be made pursuant to subparagraph (B) above which would increase the Exercise Price of a Warrant.

               For purposes of the foregoing calculation, the total maximum number of shares of Common Stock and/or Non-Voting Common Stock issuable upon exercise, conversion or exchange, as applicable, of all Rights shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor the Aggregate Consideration Receivable applicable thereto after giving effect to such exercise, conversion or exchange. Except as provided in Section 5.1(g), no additional adjustments of the Exercise Price shall be made upon the actual exercise, exchange or conversion, as applicable, of such Rights.

               (d) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, make or pay any dividend of, or distribute to holders of Common Stock or Non-Voting Common Stock (in any such case, a "Dividend"), shares of capital stock, any of its property or assets, including, without limitation, cash, evidences of its indebtedness, Rights or other securities (in each case, other than dividends payable in Common Stock or Non-Voting Common Stock) (collectively, "Dividend Securities"), then, in each such case, the Company shall reserve shares or other units of such Dividend Securities for distribution to the Holders upon exercise of their Warrants so that, in addition to the Warrant Shares issuable upon exercise thereof, such Holders will receive upon such exercise the amount and kind of such Dividend Securities that such Holders would have received if the Holders had, immediately prior to the record date for the distribution of the Dividend Securities, exercised the Warrants.

               (e) Self-Tenders. If, at any time or from time to time after the date hereof, the Company or any subsidiary of the Company shall repurchase, by self-tender offer or otherwise, any shares of Common Stock or Non-Voting Common Stock of the Company or any Right at a weighted average purchase price in excess of the per share Fair Market Value of the Common Stock or Non-Voting Common Stock, then on the Business Day immediately prior to the earliest of (i) the date of such repurchase, (ii) the commencement of an offer to repurchase or
(iii) the public announcement of either (such date being referred to as the "Determination Date"), the Company shall (x) offer to repurchase the Warrant Shares on the same terms and conditions on which it has offered to repurchase the shares of Common Stock or Non-Voting Common Stock that were the subject of the self-tender or (y) offer to repurchase the Warrants on the same terms and conditions on which it has offered to repurchase the rights that were the subject of the self- tender.

               (f) Fair Market Value of Consideration Received. Notwithstanding any provision to the contrary herein, for purposes of this Article V, if any Rights shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Rights by the parties thereto, such Rights shall be deemed to have been issued without consideration, provided, however, that if any such Rights have an exercise price (to the extent applicable) equal to or greater than the per share Fair Market Value of the Common Stock or Non-Voting Common Stock on the date of issuance of such Rights, then such Rights shall be deemed to have been issued for consideration equal to such exercise price.

               (g) Deferral of Certain Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of Warrant Shares purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided, however, that any adjustments which by reason of this 5.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock or Non-Voting Common Stock; provided, however, the Company shall not increase the par value of the Common Stock or Non-Voting Common Stock to exceed the Exercise Price. All calculations under this Section 5.1 shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1,000th of a Warrant Share, as the case may be.

               (h) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Article V, Holders shall become entitled to receive any securities of the Company other than shares of Common Stock or Non-Voting Common Stock, thereafter the number of such other securities so receivable upon exercise of each Warrant and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Exercise Price contained in this Article V, and all other relevant provisions of this Article V that are applicable to shares of Common Stock or Non-Voting Common Stock shall be applicable to such other securities. In case at any time or from time to time the Company shall take any action in respect of its outstanding shares of Common Stock or Non-Voting Common Stock, other than any action described in this Article V, or any event occurs as to which the provisions of this Article V are not strictly applicable, then the number of Warrant Shares for which each Warrant is exercisable shall be adjusted in such manner as may be equitable in the circumstances and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Exercise Price contained in this Article V and as shall be reasonably necessary, in the good faith opinion of the Board of Directors of the Company, to protect the exercise rights of the Holders, but in no event shall any such adjustment have the effect of adversely affecting the Holders. If the Company shall at any time or from time to time issue, sell or distribute any shares of capital stock (other than Common Stock or Non-Voting Common Stock), any evidences of indebtedness, any property or assets, Rights or other securities, then, in each such case, such issuance, sale or distribution shall be deemed to be of, or in respect of, Common Stock and Non-Voting Common Stock for purposes of this Article V.

               (i) Statement of Warrant Certificates. Irrespective of any adjustment in the number or kind of Warrant Shares issuable upon the exercise of each Warrant or the Exercise Price, Warrant Certificates theretofore or thereafter issued shall continue to express the same number and kind of Warrant Shares and Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Warrant Agreement.

               (j) Increased Warrant Shares or Reduced Exercise Price. From time to time, the Company may, for a period of not less than 20 Business Days, in its discretion, upon written notice to the Warrant Agent, increase the number of Warrant Shares purchasable upon the exercise of each Warrant, without making any adjustment to the Exercise Price, or reduce the Exercise Price, without making any adjustment to the number of Warrant Shares purchasable upon the exercise of each Warrant; provided that in the event the Company elects to make any such adjustments, the Company shall make the same or proportional adjustment, as the case may be, with respect to all outstanding Warrants.

               (k) No Adjustments for Certain Incentive Compensation, Issuance of Warrant Shares or Issuance of Shares Pursuant to Existing Warrants. Notwithstanding any other provision hereof, it is expressly understood that the Warrants shall not be adjusted with respect to (a) Common Stock, Non-Voting Common Stock or Rights, in any case, that may be issued to any of the Company's officers or employees pursuant to the stock option plans or similar plans of the Company, including, without limitation, the Discovery Zone, Inc. 1997 Stock Incentive Plan (collectively, the "Plans"), to the extent that shares of Common Stock, Non-Voting Common Stock or other securities issued or granted under such Plans are issued or granted at a price, or with an exercise price, that is no less than the per share Fair Market Value of the Common Stock or Non-Voting Common Stock at the date of grant or issuance and such grant or issuance, together with all previous grants and issuances under all such Plans, represent not more than 10% of the fully diluted Common Stock and Non-Voting Common Stock at the time of such grant or issuance, (b) the conversion or exchange (other than pursuant to a reclassification), in any case on a share-for-share basis, of Common Stock for Non-Voting Common Stock, (c) the issuance of any Warrant Shares or (d) exercise of the Existing Warrants.

               (l) No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5.1 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

               (m) Further Equitable Adjustments. If, after one or more adjustments to the Exercise Price pursuant to this Section 5.1, the Exercise Price cannot be reduced further without falling below the greater of (i) the par value of the Common Stock and the Non-Voting Common Stock or (ii) the lowest positive exercise price legally permissible for warrants to acquire shares of common stock, the Company shall make further adjustments to compensate the Holders, consistent with the foregoing principles, as the Board of Directors of the Company, acting in good faith, deems necessary, including an increase in the number of Warrant Shares issuable upon exercise of outstanding Warrants and/or a cash payment to the Holders.

               (n)    Other Adjustments.

                      (i) Adjustments shall be made pursuant to this Section 5.1 successively whenever any of the events referred to in Section 5.1(a) through Section 5.1(e), inclusive, and Section 5.1(p) shall occur.

                      (ii) If any Warrant shall be exercised subsequent to the record date for any of the events referred to in this Section 5.1, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the Holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Common Stock, Non-Voting Common Stock or other securities or property or assets that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.

                      (iii) Shares of Common Stock and Non-Voting Common Stock owned by or held for the account of the Company shall not, for purposes of the adjustments set forth in this Section 5.1 be deemed outstanding.

               (o) Expiration of Rights. Upon the expiration of any Rights referred to in this Section 5.1, without the exercise, exchange or conversion, as applicable, thereof, the Exercise Price and the number of Warrant Shares shall, upon such expiration, be readjusted and shall thereafter be such Exercise Price and such number of Warrant Shares as would have been had such Exercise Price and such number of Warrant Shares been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

                      (i) the only shares of Common Stock and Non-Voting Common Stock so issued were the shares of Common Stock and Non-Voting Common Stock, if any, actually issued or sold upon the exercise of such Rights; and

                      (ii) such shares of Common Stock and Non-Voting Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such Rights, whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such Rights.

               (p) Adjustments in Connection with Plan Distributions. If, at any time after July 22, 1997, and for so long as Warrants shall continue to be outstanding, the Company shall have issued shares of Common Stock, Non-Voting Common Stock or Rights to holders of Disputed Claims (as such term is defined in the Company's Third Amended Plan of Reorganization, dated March 11, 1997 (the "Reorganization Plan")) in settlement of such claims in an aggregate amount at any time outstanding greater than 4,444,444 (which amount represents the sum of (x) all of the issued and outstanding Common Stock and Non-Voting Common Stock on July 22, 1997 in an aggregate amount of 4,000,000 issued to holders of certain claims against the Company in accordance with the Reorganization Plan and (y) 444,444 shares of Common Stock reserved for issuance upon exercise of the Ten Year Warrants (as defined under the Reorganization Plan) (an "Excess Plan Distribution"), then, on the date of any such Excess Plan Distribution, the number of Warrant Shares issuable upon exercise of all Warrants shall be increased such that each Holder thereof would receive upon such exercise on the date of any such

Excess Plan Distribution such number of Warrant Shares as shall be necessary to cause such Holder's percentage interest in the Common Stock or Non-Voting Common Stock on a fully diluted basis (except issuances of shares of Common Stock upon exercise of options granted under the Company's 1997 Stock Incentive Plan (the "Plan")) immediately after such Excess Payment Distribution to equal such Holder's percentage interest in Common Stock or Non-Voting Common Stock on a fully diluted basis (except issuances of shares of Common Stock upon exercise of options granted under the Plan) immediately prior to such Excess Plan Distribution. Notwithstanding the foregoing, if after July 22, 1997 the Company shall, in connection with the resolution of Disputed Claims, have issued shares of Common Stock or Non-Voting Common Stock in an aggregate amount less than 4,444,444, the balance of any such shares of Common Stock or Non-Voting Common Stock may be distributed by the Company without requiring any adjustment pursuant to this Section 5.1(p). The adjustments required by this Section 5.1(p) shall not limit or otherwise adversely affect the rights of the Holders under any other adjustments required by this Article V.

               SECTION 5.2. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock or Non-Voting Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock or Non-Voting Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock or Non-Voting Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock or Non-Voting Common Stock would, except for the provisions of this Section 5.2, be issuable on the exercise of any Warrant, the Company shall either (i) pay an amount in cash calculated by the Company to equal the per share Fair Market Value of the Common Stock or Non-Voting Common Stock multiplied by such fraction of a share of Common Stock or Non-Voting Common Stock computed to the nearest whole cent or
(ii) aggregate all such fractional shares of Common Stock and Non-Voting Common Stock into a whole number of shares and sell such aggregated fractional shares on behalf of the Holders entitled thereto in a public or private sale and distribute, on a pro rata basis, the net cash proceeds therefrom to such Holders. While the Company will use its best efforts to secure the best available sale price for such aggregated fractional shares, such price shall not necessarily be the highest price obtainable for such shares. By their acceptances of the Warrant Certificates, Holders expressly waive any and all rights to receive any fraction of a share of Common Stock or Non-Voting Common Stock or a stock certificate or scrip representing a fraction of a share of Common Stock or Non-Voting Common Stock.

               SECTION 5.3. When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock or Non-Voting Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

               SECTION 5.4. Treasury Stock. The sale or other disposition of any issued shares of Common Stock or Non-Voting Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and, except for a voluntary tender or exchange offer made by the Company or any subsidiary of the Company subject to Section 13(e) of the Exchange Act, a repurchase thereof and designation of such shares as treasury stock shall not be deemed to be a redemption thereof for the purposes of this Warrant Agreement.

               SECTION 5.5. Notices to Warrant Agent and Holders. Whenever the number of Warrant Shares is adjusted or the Exercise Price in respect thereof is adjusted, as herein provided, the Company shall promptly or, if notice of such adjustment is required to be given to DTC, at least five (5) days prior to the date on which notice of such adjustment is given to DTC, give to each Holder notice of such adjustment or adjustments and shall promptly deliver to each Holder and the Warrant Agent an Officer's Certificate (confirmed by a certificate from the Company's independent certified public accountants) setting forth: (i) the number of Warrant Shares issuable upon the exercise of each Warrant and the Purchase Price of such shares after such adjustment; (ii) a brief statement of the facts requiring such adjustment; and (iii) the computation by which such adjustment was made.

               So long as any Warrant is outstanding, within ninety (90) days of the end of each fiscal year of the Company, the Company shall deliver to each Holder an Officer's Certificate setting forth: (i) the number of Warrant Shares issuable upon the exercise of each Warrant and the Exercise Price of such shares as of the end of such fiscal year; (ii) a brief statement of the facts requiring each adjustment, if any, required to be made in such fiscal year; and (iii) the computation by which each such adjustment was made.

               In the event that the Holders of at least 25% of the outstanding Warrants shall challenge any of the calculations set forth in such notice within 20 Business Days after the Company's delivery thereof, the Company shall retain an Independent Financial Advisor to prepare and execute a certificate verifying that no adjustment is required. The Company shall promptly cause a signed copy of any certificate prepared pursuant to this Section 5.5 to be delivered to each Holder. The Company shall keep at the Warrant Agent Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours upon reasonable notice by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.



                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

               SECTION 6.1. Warrant Agent. At no time when the Company may be acting as its own Warrant Agent shall any of its obligations to the Holders be in any respect reduced as a result thereof. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and this Warrant Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

               SECTION 6.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

               (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence, bad faith or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent, each predecessor Warrant Agent, and their respective directors, officers, affiliates, agents and employees for, and to hold it and its directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, fees and expenses of counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent or predecessor Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise or failure to exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.2 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

               (b) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrant Certificates.

               (c) The Warrant Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

               (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

               (e) The Warrant Agent and its Related Parties may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

               (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any money at any time received by it pursuant to any of the provisions of this Warrant Agreement or of the Warrant Certificates.

               (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement (or any term or provision hereof) or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

               (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of such recitals or other statements. The Warrant Agent does not make any representation as to the validity or sufficiency of this Warrant Agreement or the Warrant Certificates; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Warrant Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

               (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

                      (A) an Officers' Certificate stating that, in the opinion
               of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

                      (B) if reasonably necessary in the sole judgment of the
               Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               Each Officers' Certificate or, if requested, an opinion of counsel (with respect to which such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Company) with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

                      (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                      (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                      (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

               (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Warrant Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.2 hereof, to make any demand upon the Company. The Warrant Agent shall not be obligated to perform any duty to the extent prohibited by law.

               (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Warrant Agreement shall be sufficient if signed by its President or, Vice President and attested by its Treasurer, Controller, Secretary or any Assistant Secretary.

               (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

               (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

               (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the

President, the Treasurer, the Controller, any Vice President or the Secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Warrant Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Warrant Agreement and the date on or after which such action shall be taken, and the Warrant Agent shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this Section 6.2(n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such application and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

               (o) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, the Treasurer, the Controller, any Vice President or the Secretary of the Company or any other officer or official of the Company reasonably believed by the Warrant Agent to be authorized to give such instructions and delivered to the Warrant Agent and such certificate shall grant full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

               (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

               SECTION 6.3. Resignation and Appointment of Successor.

               (a) The Company agrees, for the benefit of the Holders, that there shall at all times be a Warrant Agent hereunder.

               (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, or in the event the Company shall determine not to continue to act as its own Warrant Agent, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.3(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.3(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 30 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.3(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered Holders in the manner provided for in Section
7.4 hereof.

               (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 30 days after receipt of such notice of resignation or removal, then the Holder or the Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

               (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $150 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Warrant Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.2(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all money deposited with or held by any predecessor Warrant Agent hereunder.

               (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business or assets, shall be the successor to the Warrant Agent under this Warrant Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

               (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent or of the Company.


                                   ARTICLE VII

                                  MISCELLANEOUS

               SECTION 7.1. Defined Terms. Unless otherwise defined in this Warrant Agreement, the capitalized terms set forth below and used in this Warrant Agreement shall have the meanings given to such terms below:

               "Aggregate Consideration Receivable" means, in the case of a sale, issuance or other distribution of shares of Common Stock or Non-Voting Common Stock, the aggregate amount paid to the Company in connection therewith and, in the case of an issuance, sale or other distribution of Rights, or any amendment thereto, the sum of: (a) the aggregate amount paid to the Company for such Rights; plus (b) the aggregate consideration or premium stated in such Rights to be payable for the shares of Common Stock or Non-Voting Common Stock covered thereby, in each case, without deduction for any fees, expenses or underwriters discounts; provided further, that if all or any portion of the aggregate amount paid to the Company for such Rights was not paid in cash, the amount of such consideration other than cash received by the Company shall be deemed to be the then Fair Market Value of such consideration.

               "Business Day" means any Monday, Tuesday, Wednesday, Thursday and Friday on which (i) banks in New York City or the city in which the principal corporate trust office of the Warrant Agent is located, (ii) the principal national securities exchange or market, if any, on which the Common Stock, the Non-Voting Common Stock or the Warrants are listed or admitted to trading, in each case, are not obligated by law or executive order to be closed.

               "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and any and all warrants, options and rights with respect thereto, including, without limitation, each class of common stock and preferred stock, partnership interests and other indicia of ownership of such person.

               "Closing Prices" means, per share of Common Stock, Non-Voting Common Stock or any other security, on any date specified herein:

               (i) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock, Non-Voting Common Stock or other security is then listed or admitted to trading; and

               (ii) if the Common Stock, Non-Voting Common Stock or other security is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASD"), the last trading price of the Common Stock, Non-Voting Common Stock or such other security on such date, or if there shall have been no trading on such date or if the Common Stock, Non-Voting Common Stock or such other security is not so designated, the average of the reported closing bid and asked prices on such date as shown by the National Association of Securities Dealers Annotated Quotation System ("NASDAQ").

               "Consideration Per Share" means, with respect to shares of Common Stock, Non-Voting Common Stock or Rights, the quotient of: (a) the Aggregate Consideration Receivable in respect of such shares of Common Stock, Non-Voting Common Stock or such Rights, divided by (b) the total number of such shares of Common Stock or Non-Voting Common Stock or, in the case of Rights, the total number of shares of Common Stock or Non-Voting Common Stock into which such Rights are exercisable or convertible.

               "Convertible Preferred Stock" means the Series A Convertible Preferred Stock of the Company issued by the Company in connection with the issuance of the Existing Notes and the Existing Warrants.

               "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to May 1, 2002.

               "Existing Warrants" means the warrants to purchase the Company's Common Stock initially issued on July 22, 1997 in connection with the Company's issuance of the Existing Notes.

               "Fair Market Value" means, per share of Common Stock, Non-Voting Common Stock or any other security, as of any date of determination, the arithmetic mean of the daily Closing Prices for the 30 consecutive trading days before such date of determination; provided, however, that if the Common Stock, Non-Voting Common Stock or such other security is then neither listed or admitted to trading on any national securities exchange, designated as a national market system security by the NASD or quoted by NASDAQ, then "Fair Market Value" means the fair market value of one share of Common Stock, Non-Voting Common Stock or such other security as determined by an Independent Financial Advisor as of the date of determination. Any such valuation by an Independent Financial Advisor shall be based on a sale of the Company, and such valuation shall not be discounted based on a lack of liquidity or voting rights, with respect to any such shares, or based on a lack of control of the Company or by the minority position of the holders of any such shares. For all purposes of this Agreement, the Fair Market Value of the Non-Voting Common Stock will be deemed to be the same as the Fair Market Value of the Common Stock.

               "Independent Financial Advisor" means Jefferies & Company, Inc. or any of its successors. If and only to the extent Jefferies & Company, Inc. or any such successor shall resign from acting as such, such other firm of independent certified public accountants, an investment banking or appraisal firm (which firm shall own no equity interest of, and shall not be an affiliate, subsidiary or Related Party of the Company) of recognized national standing to be retained by the Company and acceptable to Jefferies & Company, Inc. and the Warrant Agent.

               "Notes" means the Company's 13% Senior Collateralized Notes due 2002.

               "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Public Equity Offering" means an offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (other than a registration statement on Form S-8 or otherwise relating to equity securities under any employee benefit plans) which results in net proceeds to the Company of at least $20 million.

               "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

               "Qualified Offering" means an offering of Qualified Capital Stock of the Company which results in net proceeds to the Company of at least $20 million, all or a portion of which are used to redeem 100% of the Notes and such redemption occurs within 30 days of the date of the closing of such offering.

               "Related Party" means, with respect to any Person: (A) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, (B) any spouse or immediate family member of such Person or (C) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a 50% or more controlling interest of which consist of such Person and/or such other Persons or entities referred to in the immediately preceding clause (A). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

               "Right" means and includes:

                      (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire directly or indirectly Common Stock or Non-Voting Common Stock;

                      (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe directly or indirectly for shares of additional Common Stock or Non-Voting Common Stock (pursuant to a rights offering or otherwise);

                      (c) any right to acquire Common Stock or Non-Voting Common Stock pursuant to the provisions of any security convertible directly or indirectly or exchangeable directly or indirectly into Common Stock or Non-Voting Common Stock; and

                      (d) any similar right permitting the holder thereof directly or indirectly to subscribe for or purchase shares of Common Stock or Non-Voting Common Stock.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               SECTION 7.2. Amendment. This Warrant Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of any Holder, (i) for the purpose of curing any ambiguity, (ii) for curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or (iii) in any other manner which the Company may reasonably deem necessary or desirable, which in each of clauses (i), (ii) and
(iii) shall not adversely affect in any respect the interests of any of the Holders.

               The Company and the Warrant Agent may modify this Warrant Agreement and the terms of the Warrants with the consent of not less than a majority in number of the then outstanding Warrants representing a majority of the Warrant Shares then issuable upon the exercise of all then outstanding Warrants (excluding Warrants held by the Company or by any subsidiary of the Company) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders; provided, however, that no such modification that increases the Exercise Price, reduces the number of Warrant Shares purchaseable upon the exercise of Warrants, reduces the period of time during which the Warrants are exercisable hereunder, otherwise adversely affects the exercise rights of the Holders, reduces the percentage required for modification, or effects any change to this Section 7.2, may be made with respect to an outstanding Warrant without the consent of the Holder of such Warrant.

               Any modification or amendment made in accordance with this Warrant Agreement will be conclusive and binding on all present and future Holders whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any Holder in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent Holders.

               SECTION 7.3. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

               SECTION 7.4. Address for Notices to the Company and for Transmission of Documents. All notices hereunder to the Company and the Warrant Agent shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by telecopy, confirmed by first class mail, postage prepaid, addressed as follows:

                      To the Company:

                      Discovery Zone, Inc.
                      565 Taxter Road, 5th Floor
                      Elmsford, New York  10523
                      Telecopy:  (914) 345-4500
                      Telephone: (914) 345-4516
                      Attention:  Chief Executive Officer

                      To the Warrant Agent:
                      Firstar Bank of Minnesota, N.A.
                      101 East 5th Street
                      St. Paul, Minnesota  55101
                      Telecopy:  (651) 229-6415
                      Telephone:  (651) 229-2600
                      Attention:  Frank P. Leslie, III

               SECTION 7.5. Notices to Holders. Notices to Holders shall be mailed to such Holders at the addresses of such Holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

               SECTION 7.6. Applicable Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT AGREEMENT AND EACH WARRANT
ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF
SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               SECTION 7.7. Obtaining of Governmental Approvals. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities laws filings under United States Federal and State laws, and the rules and regulations of all stock exchanges or markets on which the Warrants may be listed, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Warrant Shares, it being understood, however, that the only contractual registration rights of the Holders are those set forth in the Series B Preferred Unit Purchase Agreement.

               SECTION 7.8. Persons Having Rights Under Agreement. Nothing in this Warrant Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the Company, the Warrant Agent, the Holders from time to time of the Warrant Certificates, Birch Acquisition L.L.C. and Birch Holdings L.L.C. any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company, Birch Acquisition L.L.C., Birch Holdings L.L.C. and the Warrant Agent and their successors, and of the Holders from time to time of the Warrant Certificates.

               SECTION 7.9. Headings. The descriptive headings of the several Articles and Sections of this Warrant Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

               SECTION 7.10. Counterparts. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such Counterparts shall together constitute but one and the same instrument.

               SECTION 7.11. Inspection of Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the Warrant Agent Office, for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

               SECTION 7.12. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


                                          * * * * *

               IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the Company and the Warrant Agent as of the day and year first above written.


                                           DISCOVERY ZONE, INC.


                                           By: /s/ Scott W. Bernstein
                                               ---------------------------------
                                                Name:  Scott W. Bernstein
                                                Title: President and Chief
                                                       Executive Officer



                                           FIRSTAR BANK OF MINNESOTA, N.A.
                                           as Warrant Agent



                                           By: /s/ Frank P. Leslie, III
                                               ---------------------------------
                                                Name:  Frank P. Leslie, III
                                                Title: Vice President




ACKNOWLEDGED AND AGREED TO:
---------------------------

BIRCH HOLDINGS L.L.C.



By:  /s/ Greg S. Feldman
     ----------------------------------
     Name:  Greg S. Feldman
     Title:  Member


BIRCH ACQUISITION L.L.C.


By:  /s/ Greg S. Feldman
     ----------------------------------
     Name:  Greg S. Feldman
     Title:  Member

                                                                       EXHIBIT A

                          {FORM OF WARRANT CERTIFICATE}

                                     {FACE}

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN CERTIFICATED FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

        THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

        THE HOLDER OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE LAST DATE ON WHICH DISCOVERY ZONE, INC. ("THE COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE (OR ANY PREDECESSOR OF SUCH WARRANTS OR WARRANT CERTIFICATE) (THE "RESALE


------------------
1 This paragraph is to be included only if the Warrant Certificate is in global form.

RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, AN ASSIGNMENT IN THE FORM APPEARING ON THE OTHER SIDE OF THIS WARRANT CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

        THIS SECURITY IS SUBJECT TO A SERIES B PREFERRED UNIT PURCHASE AGREEMENT DATED AS OF JULY 13, 1998 BETWEEN THE COMPANY, BIRCH ACQUISITION L.L.C., DZ INVESTMENTS L.L.C. AND JEFFERIES & COMPANY, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        PRIOR TO THE DATE ON WHICH THE STOCKHOLDERS' AGREEMENT (AS DEFINED BELOW IS TERMINATED), THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE EXERCISED FOR SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $.00017 PER SHARE ("COMMON STOCK") UNLESS THE HOLDER THEREOF HAS EXECUTED A COUNTERPART OF THE STOCKHOLDERS' AGREEMENT DATED AS OF JULY 17, 1998, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY, FIRSTAR BANK OF MINNESOTA, N.A., AS TRUSTEE WITH RESPECT TO THE COMPANY'S 13 1/2% SENIOR

COLLATERALIZED NOTES DUE 2002, AND CERTAIN HOLDERS OF THE COMPANY'S COMMON STOCK, A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY, ANY PURPORTED EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE WITHOUT COMPLIANCE WITH THE ABOVE REQUIREMENTS SHALL BE VOID.

                                                      CUSIP NUMBER: ____________

No. [  ]                                                  [  ] Warrants

                               WARRANT CERTIFICATE

                              DISCOVERY ZONE, INC.

        This Warrant Certificate certifies that [ ], or its registered assigns, is the registered holder of [ ] Warrants (the "Warrants") to purchase, subject to the conditions set forth in the Warrant Agreement, shares of Class A Voting Common Stock, par value $0.00017 per share (the "Common Stock"), of Discovery Zone, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company at any time on or after the Exercisability Date (as defined in the Warrant Agreement) and until 5:00 p.m., New York City time, on August 1, 2007 (the "Expiration Date"), 2,131,667.4631 fully paid and non-assessable shares of Common Stock (as such number may be adjusted from time to time, the "Warrant Shares", which may also include any other securities or property issuable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the initial exercise price (the "Exercise Price") of $0.00017 per Warrant Share upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement.

        The Exercise Price shall be payable either (i) in cash or by certified or official bank check in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts, (ii) by the surrender of Warrant Certificates in accordance with the terms of the Warrant Agreement, or (iii) by the surrender of the Company's 14 1/2% Series B Junior Cumulative Preferred Stock (the "Series B Preferred Stock") in accordance with the terms of the Warrant Agreement. Until otherwise designated by the Company, the initial Warrant Agent Office will be the office of Firstar Bank of Minnesota, N.A., having a principal office at 101 East 5th Street, St. Paul, Minnesota 55101. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

        Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on August 1, 2007 shall thereafter be void.

        Reference is hereby made to the further provisions on the reverse hereof, which provisions shall for all purposes have the same effect as though fully set forth at this place.

        All capitalized terms used in this Warrant Certificate and not otherwise defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

        This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement. Initially, the Company shall act as its own Warrant Agent.

        THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        WITNESS the corporate seal of the Company and the signatures of its duly authorized officers.

Dated:
      ------------------

                                           DISCOVERY ZONE, INC.


                                           By:
                                              ----------------------------
                                               Name:
                                               Title:

Attest:


------------------------------
Name:
Title:


Certificate of Authentication:
This is one of the Warrants
referred to in the within-
mentioned Warrant Agreement:


                                           FIRSTAR BANK OF MINNESOTA, N.A.
                                           as Warrant Agent


                                           By:
                                              ----------------------------
                                               Name:
                                               Title:

                          {FORM OF WARRANT CERTIFICATE}

                                    {REVERSE}

                              DISCOVERY ZONE, INC.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, each of which represents the right to purchase at any time on or after the date hereof and until 5:00 p.m., New York City time, on August 1, 2007, 2,131,667.4631 Warrant Shares, subject to adjustment as set forth in the Warrant Agreement (as defined). The Warrants are issued pursuant to a Warrant Agreement dated as of July 17, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company for the benefit of the holders from time to time of the Warrant Certificates, and subject to the terms and provisions of a purchase agreement, dated as of July 13, 1998, among Birch Acquisition L.L.C., DZ Investors L.L.C., Jefferies & Company, Inc. and the Company (the "Series B Preferred Unit Purchase Agreement"), which Warrant Agreement and Series B Preferred Unit Purchase Agreement are hereby incorporated by reference in and made a part of this instrument and are hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrant Certificates. Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement, and (iii) prior to the date on which the Stockholders' Agreement (as defined in the Warrant Agreement) is terminated, executing a counterpart of the Stockholders' Agreement.

        If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

        Subject to the terms of the Warrant Agreement, as soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Share or Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Share or Warrant Shares shall be deemed to have been issued and any Persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Share or Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

        The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Warrant Certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Fair Market Value per share of Common Stock as determined in accordance with the Warrant Agreement.

        Warrant Certificates, when surrendered at any Warrant Agent Office by the holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company or the Warrant Agent for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

        All capitalized terms used in this Warrant Certificate and not otherwise defined herein have the meanings given to such terms in the Warrant Agreement.

                              ELECTION TO EXERCISE

          To be executed upon exercise of Warrants on the Exercise Date

        The undersigned hereby irrevocably elects to exercise ______ of the Warrants represented by this Warrant Certificate and purchase the whole number of shares of Common issuable upon the exercise of such Warrants and herewith tenders payment for such Warrant Shares:*

(i)   |_|  in the amount of $_____________ in cash or by certified or official bank check; and/or

(ii)  |_|  in Warrant Certificates,

(iii) |_| in shares of 14 1/2% of Series B Junior Preferred Stock.

in each case, pursuant to Section 2.2 of the Warrant Agreement.

      The undersigned requests that a certificate representing shares of _______ Common Stock; be registered in the name of ___________________, whose address is ____________________, and that such certificate be delivered to
_____________________, whose address is ____________________. Any cash payments to be paid in lieu of a fractional Warrant Share should be made to ____________________, whose address is ____________________, and the check representing payment thereof should be delivered to ____________________, whose address is _____________________.

                      Name of holder of Warrant Certificate:
                                 (Please Print)

                      Tax Identification or
                      Social Security Number:

                      Signature:
                                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Dated:
      -----------------,---


-----------------
*       Indicate, as applicable, the form of consideration being provided.

                                   ASSIGNMENT

      For value received, ____________________ hereby sells, assigns and transfers unto ____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.


Dated:
      -----------------,---

           Signature:
                     ---------------------------------------------------------
                           Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


                 SCHEDULE OF EXCHANGES OF DEFINITIVE WARRANTS**

The following exchanges of a part of this Global Warrant for Definitive Warrants have been made:


              Amount of         Amount of        Number of
              Decrease in       Increase in      Warrants of This
              Number of         Number of        Global Warrant       Signature of Authorized
Date of       Warrants of       Warrants of      Following Such       Signatory of Warrant
Exchange      This Global       This Global      Decrease (or         Agent or Depository
              Warrant           Warrant          Increase)
----------------------------------------------------------------------------------------------



----------------
** This is to be included only if the Warrant Certificate is in global form.

                                    EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF WARRANTS

Re:   Warrants to Purchase Common Stock (the "Warrants") of Discovery Zone, Inc.

This Warrant Certificate relates to _____ Warrants held in *_____ book-entry or *_____ certificated form by ____________________ (the "Transferor").

The Transferor:*

    /_/ has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the Depositary a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above) or

    /_/ has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.


      In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.8(b) of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act") because(*):

    /_/ Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 1.8(a)(ii)(y)(A) or Section 1.8 (d)(i)(A) of the Warrant Agreement).

    /_/ Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act) in reliance on Rule 144A or in accordance with Regulation S under the Act.

    /_/ Such Warrant is being transferred in accordance with Rule 144 under the Act.

    /_/ Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

                                            {INSERT NAME OF TRANSFEROR}

                                            By:
                                               ----------------------

Date:
     --------------

* Check applicable box.

                                    EXHIBIT C

                       Transferee Letter of Representation

Discovery Zone, Inc.
565 Taxtur Road, 5th Floor
Elmsford, New York  10523


Ladies and Gentlemen:

      In connection with our proposed purchase of warrants ("Warrants") to purchase Common Stock, par value $0.00017 per share (the "Common Stock" and, together with the Warrants, the "Securities"), of Discovery Zone, Inc. (the "Company"), we confirm that:

           1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a Person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the "Warrant Agent") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1),
(2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Warrant Agent and the Company reserve the right, prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (e) or (f) above, to require the delivery of a




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



written opinion of counsel, certifications, and/or other information reasonably satisfactory to the Company and the Warrant Agent.

           2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

           3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

           4. You, the Warrant Agent and your respective counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,


                                            ------------------------------
                                            (Name of Purchaser)

                                            By:
                                               ---------------------------

      Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:
     -----------------------------------

Address:
        --------------------------

Taxpayer ID Number:
                   ---------------



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